SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Check the appropriate box:
☐ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☑ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.
Commercial Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (check appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
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Notice of Annual Meeting of Shareholders
PROXY STATEMENT
Voting Securities and Principal Holders Thereof
Board and Committee Membership
Committees of the Board
Director Compensation
Director Independence and Related Party Transactions
Election of Directors
Information relating to Nominees and other Directors
Class I Directors
Class II Directors
Class III Directors
Share Ownership of Management and Directors
Executive Officers
Report of the Audit Committee of the Board of Directors
Principal Accounting Firm Fees
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year and Year-End
Option Exercises and Stock Vested Table
Pension Benefits
Deferred Compensation Plan
Employment Agreements
Compensation Committee Report on Executive Compensation
Section 16(A) Beneficial Ownership Reporting Compliance
Delivery of Security Holder Documents
Relationship with Independent Registered Public Accountants
Voting Procedures
Other Business
Availability of Annual Report on Form 10-K
Shareholder Communications with the Board of Directors
Shareholder Proposals for Next Annual Meeting

Notice of Annual Meeting of Shareholders
Wednesday, April 11, 2007
To Our Shareholders:
     Notice is hereby given that the Annual Meeting (the “Meeting”) of Shareholders of Commercial Bancshares, Inc., an Ohio corporation (the “Company”), will be held at the main office of The Commercial Savings Bank, 118 South Sandusky Avenue, Upper Sandusky, Ohio on Wednesday, April 11, 2007 at 4:30 p.m. local time for the following purposes:
(1)	To elect four (4) Directors to serve as Class I Directors until the 2010 Annual Meeting of Shareholders and/or until their successors are duly elected and qualified; and

(2)	To transact such other business as may properly come before the Meeting or any adjournment thereof.
     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2006 Annual Report of the Company is also enclosed for your review. Shareholders of record at the close of business on February 16, 2007 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.
     All Shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign, date and return the enclosed Proxy form promptly to assure the presence of a quorum. A postage-paid envelope has been enclosed for your convenience. You may revoke your Proxy at any time prior to the Proxy being voted at the Meeting by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting and voting in person.

By Order of the Board of Directors

Upper Sandusky, Ohio	Bruce J. Beck
March 21, 2007	Secretary/Treasurer

COMMERCIAL BANCSHARES, INC.
118 South Sandusky Avenue
Upper Sandusky, Ohio 43351
(419) 294-5781
PROXY STATEMENT
Time, Date, and Place of Meeting
          The Board of Directors of Commercial Bancshares, Inc. (the “Company”), an Ohio corporation, is furnishing you with these proxy materials in connection with the solicitation of proxies to be voted at the Company’s 2007 Annual Meeting of Shareholders (the “Meeting”).
          You are invited to attend the Meeting that will be held at 4:30 p.m. on Wednesday, April 11, 2007 at the main office of The Commercial Savings Bank (the “Bank”), which is also the principal executive offices of the Company, located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351.
          This Proxy Statement and form of proxy are being mailed to Shareholders on or about March 21, 2007.
Shareholders Entitled to Vote
          Shareholders of record at the close of business on February 16, 2007 are entitled to receive these proxy materials and to vote their shares at the Meeting. As of that date, there were 1,147,275 shares of the Company’s stock outstanding. Each share of common stock is entitled to one vote on each matter brought before the Meeting.
Voting Your Shares
          Your vote is important. You may vote your shares by attending the Meeting and voting your shares in person or by completing and returning your form of proxy as follows:
➢	Mark your voting preference,

➢	Sign and date your proxy form, and

➢	Return the proxy ballot to the main office of the Company prior to the Meeting. A postage paid envelope is enclosed for your convenience.
          If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy from the holder of record to be able to vote at the Meeting.
          If you return your signed proxy but do not indicate your voting preferences, the persons named in the proxy will vote in accordance with the Directors’ recommendations.
          You may revoke your proxy at any time before it is exercised by:
➢	Delivering a signed revocation to the Company,

➢	Submitting a later dated proxy, or

➢	Attending the Meeting and voting your shares in person.

     The Board of Directors of the Company is soliciting proxies. Proxies may be solicited on behalf of the Company by its directors, officers, and employees. Proxies may be solicited personally, by fax, by electronic mail (e-mail) or by telephone, in addition to the use of the mails. The Company will bear the costs of soliciting proxies.
     A majority of the issued and outstanding shares of the Company represented in person or by proxy will constitute a quorum for the purpose of considering and acting upon matters to be brought before the Meeting or any adjournment thereof.
Voting Securities and Principal Holders Thereof
     The following is a table reflecting all Shareholders, to the best knowledge of the Company’s Management, owning beneficially five percent (5%) or more of the Company’s issued and outstanding Common Stock as of March 1, 2007.

Name and Address of
Beneficial Owner	Type of Class	Beneficial Ownership of Stock	Percent of Class
Myers Properties Limited Partnership 30062 Morningside Drive Perrysburg, Ohio 43551	Common Stock without par value	67,887(1)	5.9%

(1)	The general partner of Myers Properties Limited Partnership is Barbara K. Emerson, 30062 Morningside Drive, Perrysburg, Ohio 43551. Ms. Emerson is the spouse of Edwin G. Emerson, a Class I Director of the Company.
Board and Committee Membership
     During 2006, the Board of Directors of the Company met 12 times and had several ongoing committees. These committees include a Compensation Committee, an Audit Committee and Corporate Governance/Nominating Committee. All of our Directors attended at least seventy-five percent (75%) of the meetings of the Board and the Committees on which they served in 2006. The following table reflects the membership of the Company’s Board and Audit, Compensation, and Corporate Governance/Nominating Committees, and the number of times the Company’s Board and these committees met in 2006:

Corporate Governance/
Name	Board	Audit	Compensation	Nominating
Mr. Berg	X		X
Mr. Bremyer	X	X		X
Ms. Child	X			X
Mr. Dillon	X	X
Mr. Emerson	X			X
Ms. Grafmiller	X			X
Mr. Kimmel	X
Mr. Kinnett	X	X
Mr. Mastro	X		X	X*
Mr. Sheaffer	X*		X
Mr. Shope	X	X*
Mr. Smith	X		X*
2006 Meetings	12	4	3	1

*	Denotes Chairperson of Board of Committee

Committees of the Board
Audit Committee
     During 2006, the Audit Committee was comprised of four directors. The Board of Directors has established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of its financial statements. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the Securities and Exchange Commission (“SEC”) rules for audit committees under the Sarbanes-Oxley Act of 2002 (“Sarbanes Act”) and as defined by the Nasdaq listing standards. The Board has determined that Mr. Shope meets the definition of “audit committee financial expert” as defined by rules adopted by the SEC under the Sarbanes Act and is independent as described in the preceding sentence. A copy of the charter for the Audit Committee is available on the Company’s website at www.csbanking.com.
     The duties and responsibilities of the Audit Committee include:
•	Oversight of the Company’s and Bank’s internal accounting and operational controls, as well as financial and regulatory reporting.

•	The selection and termination of the independent registered public accounting firm to serve as the external auditor for the Company and the Bank.

•	Reviewing the financial statements and audit findings and taking any action considered appropriate by the Committee.

•	Performing oversight functions as requested by the full Board of Directors.

•	Reporting activities performed by the Committee to the full Board of Directors.
Corporate Governance/Nominating Committee
     During 2006, the Corporate Governance/Nominating Committee was comprised of five directors. The Board has determined that each of the members of this Committee is “independent” as defined by Nasdaq listing standards other than Ms. Child. The Board of Directors made a decision to allow Ms. Child to serve on this Committee providing an exception from the Committee charter that each member should be independent. As noted below under the heading “Director Independence and Related Party Transactions”, Ms. Child is not deemed independent because CentraComm Communications, Ltd., a company that she controls, provides services to the Company. A copy of the charter for the Corporate Governance/Nominating Committee is available on the Company’s website at www.csbanking.com.
     This Committee assists the full Board of Directors in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with the interest of its shareholders. This Committee is, among other things, responsible for advising the Board with respect to (i) Board organizations and function, (ii) committee structure, membership, and operations, (iii) succession planning for executive officers of the Company, (iv) evaluating and making recommendations to the Board of Directors for the selection of nominees to serve as directors, and (v) other matters relating to corporate governance and the rights and interest of the Company’s shareholders.

Compensation Committee
     This Committee consists of four directors, and is responsible for the establishment of annual and long-term goals for the executive management team of the Company and Bank. The Committee’s principal objectives in determining compensation are to attract, reward and retain key executive officers, to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives to achieve the overall goal of enhancing shareholder value.
     This Committee is responsible for reviewing executive management’s past performance in order to formulate compensation recommendations for the upcoming year. This Committee also makes recommendations relating to the award of stock options.
     A copy of the charter for the Compensation Committee is available on the Company’s website at www.csbanking.com.
Other Committees
     In addition to the above-named committees, the Board of Directors of the Company has an Executive Committee and the Board of Directors of the Bank also has the following committees: Loan, Asset and Liability, Technology, Building, and Shareholder Value.
Director Compensation

	Fees Earned or Paid
Name	in Cash ($)	Stock Awards (2) ($)	Total ($)
Daniel E. Berg	$11,000	-0-	$11,000
John W. Bremyer	-0-	$11,000	$11,000
Lynn R. Child	$5,500	$5,500	$11,000
Mark Dillon	-0-	$11,000	$11,000
Edwin G. Emerson	$11,000	-0-	$11,000
Hazel D. Franks(1)	$2,750	-0-	$2,750
Deborah J. Grafmiller	$12,688	$1,812	$14,500
Kurt D. Kimmell	$8,250	$2,750	$11,000
Stanley K. Kinnett	$4,125	$4,215	$8,340
Michael A. Mastro	$5,500	$5,500	$11,000
Richard A. Sheaffer	$14,500	-0-	$14,500
Michael A. Shope	$14,500	-0-	$14,500
Douglas C. Smith	$12,400	$2,100	$14,500

(1)	Ms. Franks served on the Board of Directors of the Company until the annual meeting of Shareholders in April, 2006.

(2)	Amounts represent the FAS 123R grant date value of stock awards to directors who participate in the Deferred Compensation Plan. Under the terms of that plan, directors who make an irrevocable election prior to the first day of each calendar year receive, in lieu of cash, shares of stock of the Company in equivalent value for their service as a director.

Director Compensation Discussion
     In 2006, each director of the Company, other than Messrs. Sheaffer and Shope and members of the Bank’s Loan Committee, received $11,000 for service on the Board and Board Committees. Members of the Board serving on the Bank’s Loan Committee (which met with the most frequency), received $14,500 for all services as a director. Mr. Sheaffer, the Board’s Chairman, received $14,500 for all service on the Board and Board Committees. Mr. Shope, the Board’s audit committee financial expert, received $14,500 for all services as a director. Directors of the Company are permitted to defer all or part of the fees paid for service on the Company’s Board under the Company’s Deferred Compensation Plan, which is more fully described under the heading “Deferred Compensation Plan” below.
Director Independence and Related Party Transactions
Director Independence
     The Governance/Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors are independent, except Ms. Child for the reasons noted below. In making its determination regarding the independence of the directors and nominees for director, the Governance/Nominating Committee reviewed and the Board considered the following specific relationships.
Transactions With Related Parties
     The Bank has had in 2006, and expects to continue in the future, banking relationships in the ordinary course of business with directors, officers, and principal shareholders of the Company and Bank. These relationships are carried out on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers and do not involve more than the normal risk of collectibility or present other unfavorable features.
     From time to time in 2006, management of the Bank and Company consulted with Shumaker, Loop & Kendrick, LLP, a law firm located in Toledo, Ohio, for certain legal matters. Director Edwin G. Emerson is “of counsel” to that law firm and Gregory J. Shope, son of Class III Director Michael A. Shope, is an associate with that law firm. The Bank also engaged the services of Certified Appraisal Service, an appraisal firm in which Director Deborah J. Grafmiller is a co-owner. The Bank and certain other mortgage companies initiating loans for the Bank used this firm for obtaining appraisals of real estate relating to secured loans made to borrowers in the ordinary course of the Bank’s business. The Board of Directors has determined that each of Mr. Emerson, Mr. Shope and Ms. Grafmiller still are independent, notwithstanding such relationships with the Company and the Bank.
     The Bank uses the services of CentraComm Communications, Ltd. in providing computer network connectivity and security services. Director Lynn R. Child is the Chief Executive Officer of that company. CentraComm Communications, Ltd. received $222,064 for its services to the Bank in 2006. The Board of Directors has determined that because of such relationship, Ms. Child is not independent. Except for the specific transaction described above, no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such a loan transaction as described) with the Company during 2006, or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.
Review, Approval or Ratification of Transactions with Related Persons
     The Company’s Code of Ethics requires that related party transactions be pre-approved by the Company’s Board of Directors. Excepted from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Board of Directors will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction. The three relationships with the directors of the Company noted above were approved by the Company’s Board of Directors.
Compensation Committee Interlocks and Insider Participation
     In 2006 the Compensation Committee members were Douglas C. Smith, Chairman, Daniel E. Berg, Michael A. Mastro and Richard A. Sheaffer. None of the members of the Board’s Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934. In addition, no executive officer of the Company or the Bank serves or has served as a member of the compensation committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company’s Board of Directors.
Election of Directors
     The Board of Directors is divided into three classes. The terms of each class expire at successive annual meetings. The term of Class I Directors of the Company expires this year.
     You may vote for up to four (4) nominees to serve as Class I Directors with terms expiring at the 2010 Annual Meeting of Shareholders. The Board proposes the following nominees for election:
➢	Edwin G. Emerson

➢	Deborah J. Grafmiller

➢	Michael A. Mastro

➢	Douglas C. Smith
     If you return the enclosed proxy form properly executed without an indication that your vote should be withheld for any or all of the nominees, the persons named on the enclosed proxy form will vote your proxy for the election of the above-mentioned nominees for Class I Directors.
     We expect that each nominee for election as a Class I Director will be able to serve if elected. However, if any nominee is unable to serve, proxies will be voted for the remaining nominees and may be voted for substitute nominees that the Board may recommend.

     The Board of Directors recommends that you vote FOR the election of these nominees as Class I Directors of the Company. The four (4) nominees receiving the highest number of votes at the Meeting will be elected as Class I Directors.
     The Corporate Governance/Nominating Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination. The Committee will investigate and assess the background and skills of potential candidates. The Corporate Governance/Nominating Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Company and the Bank have sufficient networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Corporate Governance/Nominating Committee would interview such candidate. If a candidate merits further consideration, the candidate would subsequently meet with some of the other Directors. The Corporate Governance/Nominating Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.
     The Corporate Governance/Nominating Committee’s charter sets forth criteria for Directors, including the following minimum qualifications: independence (a sufficient number of the Directors must be independent to be available to serve on committees of the Board of Directors the charters of which require director independence); high character and integrity; freedom from conflicts of interest that interfere with the performance of duties as a Director; willingness to devote sufficient time to fulfilling duties as a Director; and the capacity and desire to represent the interests of all shareholders. The Corporate Governance/Nominating Committee has not actively solicited recommendations from the Company’s shareholders for nominees nor established any policy or procedures for this purpose. The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required.
     Shareholders may nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Code of Regulations. These procedures are discussed in this proxy statement under the section captioned “Shareholder Proposals for Next Annual Meeting.”
     The Corporate Governance/Nominating Committee has not hired any director search firm in 2007 and, accordingly, paid no fees to any such company. As indicated above, however, the Corporate Governance/Nominating Committee may do so in the future if necessary.
     Neither the Board nor the Corporate Governance/Nominating Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2006, all Company Directors, with the exception of two, attended the Annual Meeting.

Information relating to Nominees and other Directors
     The following tables set forth certain information relating to the nominees and other members of the Board of Directors whose terms of office continue after the Meeting. This information includes the age, principal occupation, and beneficial ownership of the Company’s voting securities.
Class I Directors
(Terms Expiring in 2010)

		Principal Occupation		Beneficial Ownership of
Name of Director	Age	During Last Five Years	Director Since (1)	Common Stock (2)	Percent of Class
Edwin G. Emerson	68	Attorney, Partner with Shumaker, Loop & Kendrick, LLP Toledo, Ohio	1985	3,583 (3)	*

Deborah J. Grafmiller	56	Appraiser, Co-owner of Certified Appraisal Service, Upper Sandusky, Ohio	1997	2,098 (4)	*

Michael A. Mastro	49	President of TLM Management, Inc. (restaurant management company), Marion, Ohio	1995	2,574 (5)	*

Douglas C. Smith	64	Retired Executive of Baja Marine Corporation (boat manufacturing firm) Bucyrus, Ohio	1985	1,202 (6)	*

*	Ownership of less than 1% of the class.

(1)	Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2)	All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 1, 2007 Participants in the Company’s nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Participant holdings under the Company’s nonqualified deferred compensation plan have been rounded down to reflect only whole shares held under that Plan.

(3)	Includes 1,964 shares for which Mr. Emerson has shared voting and investment power and 1,465 shares held under the Company’s nonqualified deferred compensation plan. Mr. Emerson’s spouse, Barbara K. Emerson, is the general partner of Myers Properties Limited Partnership (the “Partnership”) that owns 67,887 shares of common stock of the Company. Mr. Emerson disclaims beneficial ownership of the Partnership shares.

(4)	Includes 602 shares for which Ms. Grafmiller has shared voting and investment power and 1,031 shares held under the Company’s nonqualified deferred compensation plan.

(5)	Includes 445 shares for which Mr. Mastro has shared voting and investment power and 1,886 shares held under the Company’s nonqualified deferred compensation plan.

(6)	Includes 248 shares for which Mr. Smith has shared voting and investment power and 954 shares held under the Company’s nonqualified deferred compensation plan.

Class II Directors
(Nominees for Terms Expiring in 2008)

		Principal Occupation		Beneficial Ownership
Name of Director	Age	During Last Five Years	Director Since (1)	of Common Stock (2)	Percent of Class
Daniel E. Berg	52	Area Leader, Tower Automotive, (manufacturer of automotive products) Upper Sandusky/Bluffton, Ohio	1990	4,304 (3)	*

Lynn R. Child	53	Chief Executive Officer, CentraComm Communications, Ltd., (provider of connectivity, web hosting, and other internet related services), Findlay, Ohio	2002	893 (4)	*

Mark Dillon	53	President, Fairborn U.S.A., (manufacturer of loading dock enclosures), Upper Sandusky, Ohio	1990	7,997 (5)	*

Kurt D. Kimmel	49	President, Kimmel Cleaners, Inc. (commercial and retail laundry and dry cleaning business) Upper Sandusky, Ohio	2005	1,461 (6)	*

*	Ownership less than 1% of the class.

(1)	Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2)	All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 1, 2007. Participants in the Company’s nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Participant holdings under the Company’s nonqualified deferred compensation plan have been rounded down to reflect only whole shares held under that Plan.

(3)	Includes 3 shares for which Mr. Berg has shared voting and investment power and 2,557 shares held under the Company’s nonqualified deferred compensation plan.

(4)	Includes 793 shares held under the Company’s nonqualified deferred compensation plan.

(5)	Includes 3,984 shares held under the Company’s nonqualified deferred compensation plan.

(6)	Includes 1,134 shares for which Mr. Kimmel has shared voting and investment power, and 123 shares held under the Company’s nonqualified deferred compensation plan.

Class III Directors
(Nominees for Terms Expiring in 2009)

		Principal Occupation		Beneficial Ownership of
Name of Director	Age	During Past Five Years	Director Since (1)	Common Stock (2)	Percent of Class
John W. Bremyer	44	Doctor of Podiatric Medicine, Tiffin, Ohio	2004	12,829 (3)	1.0%

Stanley K. Kinnett	50	Division Vice-President Whirlpool Corporation, Marion Division, Marion, Ohio	2006	253 (4)	*

Richard A. Sheaffer	64	President, R.A. Sheaffer, Inc. (family farming corporation), Morral, Ohio	1976	6,767 (5)	*

Michael A. Shope	62	Retired, Former CFO, Walbro Corporation (designer and manufacturer of automobile parts), Norwalk, Ohio	2002	52 (6)	*

*	Ownership of less than 1% of the class.

(1)	Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2)	All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 1, 2007. Participants in the Company’s nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Participant holdings under the Company’s nonqualified deferred compensation plan have been rounded down to reflect only whole shares held under that Plan.

(3)	Includes 3,364 shares for which Dr. Bremyer has shared voting and investment power, and 965 shares held under the Company’s nonqualified deferred compensation plan.

(4)	Includes 153 shares held under the Company’s nonqualified deferred compensation plan.

(5)	Includes 3,949 shares for which Mr. Sheaffer has shared voting and investment power and 1,977 shares held under the Company’s nonqualified deferred compensation plan.

(6)	Includes 52 shares held under the Company’s nonqualified deferred compensation plan

Share Ownership of Management and Directors

	Beneficial
	Ownership of Common
Name of Officer and Position with Company	Stock (1)		Percent of Class
Philip W. Kinley, President/CEO (Principal Executive Officer “PEO”)	12,142	(3)	1.0%
Scott A. Oboy, Executive Vice President/CFO (Principal Financial Officer (“PFO”)	-0-		-0-
Bruce J. Beck, Senior Vice President	12,036	(4)	1.0%
Mark D. Udin, Senior Vice President and Chief Operations Officer	-0-		-0-
Shawn P. Keller, Senior Vice President and Chief Lending Officer	-0-		-0-
All Directors and Executive Officers as a Group (19 persons) (2)	73,749	(5)	6.3%

(1)	All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of March 1, 2007. Participants in the Company’s nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan.

(2)	Includes all executive officers.

(3)	Includes 12,136 shares covered by exercisable options.

(4)	Includes 9,941 shares covered by exercisable options and 100 shares over which Mr. Beck has shared voting and investment power.

(5)	Includes 27,613 shares covered by stock options now exercisable or exercisable within the next 60 days. Also includes 15,940 shares held under the Company’s nonqualified deferred compensation plan.
Executive Officers
The following information is furnished concerning the executive officers of the Company:

Name	Age	Position and Business Background
Philip W. Kinley	47	Mr. Kinley serves as President and CEO of the Company and Bank, having been appointed in February, 2004. He served as interim President and CEO from October 2003. Prior to that he served as Senior Executive Vice President, having served in that capacity since February 1, 2001. He also has previously served as Vice President of the Company and Vice President and Chief Operations Officer of the Bank. He originally joined the Bank in 1984.

Bruce J. Beck	55	Mr. Beck, an attorney licensed to practice in the States of Ohio and Arizona, currently serves as Senior Vice President having been appointed to that position in February, 2007. Mr. Beck served as Executive Vice President, Risk Management from July, 2006 until February, 2007. He also served as Senior Vice President, Risk Management from July, 2002 until June 2006. He is also the Secretary of the Company and originally joined the Company in 1995 as Vice President in charge of the Bank’s loan department.

Susan E. Brown	60	Ms. Brown serves as Senior Vice President, Retail Banking, having served in that capacity since July 2002. Prior to

Name	Age	Position and Business Background
		assuming her current position, she served as Regional President of the Northern Region of the Bank, having been appointed to that position February 1, 2001. She joined the Bank during 1998 as Vice President of Retail Banking Services. Her prior banking experience covers 32 years, including serving as District Retail Manager for Bank One for six years.

Scott A. Oboy	39	Mr. Oboy serves as Executive Vice President and Chief Financial Officer of the Company and Bank. Mr. Oboy joined the Company in October 2005. Mr. Oboy served from 2003 to October 2005 as Chief Financial Officer of Community First Bank & Trust, Celina, Ohio, from 2002 to 2003 as Senior Financial Officer, JP Morgan Chase, Columbus, Ohio, from 2001 to 2002 as Vice President and Finance Manager, Banc One Management Corp., Columbus, Ohio, and from 2000 to 2001 as Assistant Vice President and Controller, Bank One Trust Company.

Shawn P. Keller	35	Mr. Keller rejoined the Bank in September, 2001 and serves as Senior Vice President and Chief Lending Officer. He served as Regional President of the Southern Region of the Bank until assuming his current position in July 2002. From 1995 through 1997, he served as a banking center manager and business development officer for the Bank. Prior to rejoining the Bank in September 2001, he served as Vice President, Business Banking for Bank One.

Mark D. Udin	36	Mr. Udin serves as Senior Vice President and Chief Operations Officer. Prior to joining the Company in April 2004, Mr. Udin served as Project Manager – Network Services for Jack Henry & Associates, a technology provider for the financial services industry, located in Springfield, Missouri, from 2002 until April 2004; and was an owner in and Chief Information Officer of NexLink Communications, Inc., a broadband services and consulting firm located in Springfield, Missouri from 1999 to April 2004.

Ronald M. Wilson	48	Mr. Wilson joined the Company in January, 2007 as Executive Vice President. Prior to joining the Company, he served for six years as Vice President/Human Relations with Showplace, Inc. in Marion, Ohio. Mr. Wilson previously served as Senior Vice President and Chief Lending Officer for the Company from April, 1998 through October, 1999. He also previously served as Senior Vice President at Bank One for 10 years.

Report of the Audit Committee of the Board of Directors
     The Audit Committee evidenced its completion of and compliance with its duties and responsibilities set forth above through a formal written report dated and executed as of February 14, 2007. The report was submitted to the Board of Directors of the Company at the March 14, 2007 Board of Directors meeting. A copy of that report is set forth below.
February 14, 2007
The Board of Directors
Commercial Bancshares, Inc.
Fellow Directors:
     The Audit Committee conducted oversight activities for Commercial Bancshares, Inc. and its subsidiaries relating to the Company’s systems of internal controls for the fiscal year ended December 31, 2006.
     In performance of its duties, the Audit Committee’s activities included, but were not limited to the following:
•	Review and discussion of the audited financial statements with Management.

•	Discussion with the independent auditors of the Company and Bank of the matters requiring discussion by Statement on Auditing Standards (SAS) No. 61.

•	Received and reviewed written disclosures and a letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.
     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommends to the Board of Directors that Commercial Bancshares’ audited consolidated financial statements be included in its Annual Report Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Committee also appointed the independent auditor.
Respectfully submitted,
Commercial Bancshares, Inc. Audit Committee
Michael A. Shope, Chairman
John W. Bremyer
Mark Dillon
Stanley K. Kinnett
Principal Accounting Firm Fees
     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2006 and December 31, 2005 by Plante & Moran PLLC, the Company’s principal accounting firm for both years.

	December 31,
	2006	2005
Audit Fees	$75,750	$114,340
Audit-Related Fees	-0-	1,500	(1)
Tax Fees	$15,540	11,755	(2)
All Other Fees	-0-	-0-
Total	$91,290	$127,595

(1)	Includes fees for services related to the dissolution of a subsidiary.

(2)	Includes fees for services related to tax compliance and tax planning.
Compensation Discussion and Analysis
     Introduction. The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the stock option plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation, and for reviewing and making recommendations to the board with respect to director compensation. The President and Chief Executive Officer participates with respect to decisions concerning other executive officers of the Company. The Company is a holding company that owns the Bank, and has no direct employees of its own. The Committee determines the compensation the Bank pays to senior executives of the Company and Bank.
     The Compensation Committee operates under a charter adopted by the Board of Directors. The Compensation Committee annually reviews the adequacy of its charter and recommends changes to the Board for approval. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the Board of Directors.
     Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Compensation Committee has developed a compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:
▪	support a pay-for-performance policy that rewards executive officers for corporate performance;

▪	motivate executive officers to achieve strategic business goals; and

▪	provide competitive compensation opportunities critical to the Company’s long-term success.
     The Company’s compensation programs are designed to provide senior executives with compensation opportunities that are comparable to those offered by peer group companies, consisting of Ohio banks of $250 million to $500 million in assets. In determining compensation for the senior executives, the Compensation Committee reviewed and considered a bank compensation survey compiled by Crowe Chizek & Co., LLP, which included detailed information on the compensation practices of other community banks of similar size. The Compensation Committee used this data to confirm that the Company’s compensation program does not exceed the market range for banks of comparable size within the Company’s peer group. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.
     There are six components of the compensation program for all executive officers of the Company’s subsidiary, Commercial Savings Bank (the “Bank”), a base salary component and a discretionary cash incentive component, which is determined by the Board of Directors in April of each year, stock option grants available under the Company’s 1997 Stock Option Plan, the benefits provided to executive officers under our supplemental executive retirement plan, and the profit sharing and health and welfare benefit plans generally available to all employees.
     In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.
     The committee also administers the cash incentive program and the stock option plan of the Company. Cash and equity is at-risk compensation. Awards are recommended by the committee to the Board of Directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to the performance of the Company.
     The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.
     Components of Compensation. The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this
     Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:
•	Base salary; · Awards under our cash-based incentive compensation program;

•	Awards under our stock option plan;

•	Benefits under our Profit Sharing Plan;

•	Benefits under our supplemental executive retirement plan; and

•	Benefits under our health and welfare benefits plans.

Base Salary. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer for calendar year 2006 is reported in Column (c) of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.
Incentive Cash Compensation. The Board of Directors pays a cash bonus to the Named Executive Officers under the Performance Incentive Plan of the Company based upon performance improvement in a number of areas. Included are overall increase in earnings, noninterest income, net interest income, reserve ratio, net interest margin and efficiency ratio. The Plan also has a discretionary component. Points are awarded based upon improvement in the noted categories. If there is a category showing a decrease, the Plan also allows for deductions from the total bonus to be paid. This point system may equate to a maximum bonus of 30% of base salary for the CEO and minimum of zero. Potential bonuses for all other executive officers of the Company are based upon the bonus awarded to the CEO. The maximum percentage of base salary payable to the other officers is lower than that paid to the CEO, namely 25% to Executive Vice Presidents and 20% to Senior Vice Presidents. The intent of the Plan is to reward executives for improvement in the Company’s performance and to provide less incentive cash compensation for flat or reduced performance. The Compensation Committee approved bonuses of $33,994 for the Named Executive Officers, in the aggregate, for 2006, which represented cash incentives equal to the following percentages of base salary: 7.35% for the CEO, 6.31% for Executive Vice Presidents and 5.28% for Senior Vice Presidents. In addition, the Company has maintained a “Holiday Bonus Plan.” The amount paid under this plan is purely discretionary on the part of the Compensation Committee and the Board of Directors. The Committee provided for a payment of $150 for each officer under the Holiday Bonus in 2006. Bonuses paid under the Annual Bonus Plan and the Holiday Bonus Plan for each Named Executive Officer for calendar year 2006 are reported in Column (d) of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.
Incentive Stock Compensation. We use the grant of stock options under our 1997 Stock Option Plan to provide long-term incentive compensation opportunities to our senior officers, including the Named Executive Officers. Stock options are granted to particular executive officers and key employees at the discretion of the Board based upon recommendations made by the Compensation Committee. We have not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the award granted to each Named Executive Officer in 2006 is set forth in the Grants of Plan Based Awards Table and the dollar amount recognized as compensation cost for financial statement reporting purposes for calendar year 2006 with respect to each such option (determined in accordance with FAS 123R) is set forth in column (f) of the Summary Compensation Table, each of which appears below. Information concerning the number of stock options held by each Named Executive Officer as of December 31, 2006 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table, which also appears below. Messrs. Kinley and Beck previously have been granted options under the 1997 Stock Option Plan, but did not receive any stock option awards in 2006. Messrs. Oboy and Udin each were awarded options to purchase 1,000 shares of common stock of the Company under the Plan in 2006. As the 10-year term of the 1997 Stock Option Plan expired on January 1, 2007, the Compensation Committee will review the use of stock options as a part of its compensation planning in the future to determine whether to establish a new stock option plan.

Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save a percentage of eligible compensation on a pre-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to 6 percent of total eligible compensation. In addition the Bank may make a discretionary contribution from time to time as is deemed advisable. A participant is 100% vested in the participant’s deferral contributions. A 3-year vesting schedule applies to employer discretionary contributions and employee matching contributions. In order to be eligible to participate, the employee must have completed 30 days of service. The plan calls for only lump-sum distributions upon either termination of employment, retirement, death or disability. The Company’s contributions to the plan made on behalf of the Named Executive Officers is included in column (h) as “all other compensation” in the Summary Compensation Table.
Supplemental Executive Retirement Plan. This Plan was adopted in 1995 to provide certain executive officers with annual retirement benefits that will supplement those benefits available under the Bank’s qualified retirement plan. The goal of the Plan is to provide participants with benefits initially equaling seventy percent (70%) of the participating executive’s final annual pay. The Pension Plan Table set forth below shows the present value of the accumulated benefits payable to the Named Executive Officers as a single life annuity upon retirement.
All of a participating executive’s salary and bonus is taken into account in calculating final annual pay and benefits under the Plan. Other retirement income of the participant, such as social security and other retirement benefits provided by the Company and Bank, will be applied as offsets, reducing the target benefits derived by calculating the goal percentage. Income related to stock option exercises by a participating executive in the Company’s 1997 Stock Option Plan will not be taken into account in calculating benefits under the Plan. Annual benefits are indexed to the financial performance of an insurance policy and are designed to increase each year.
Health and Welfare Benefits. The Company provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The Compensation Committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except as noted herein, our employee benefits plans are provided on a non-discriminatory basis to all employees.
2006 Executive Officer Compensation. The Compensation Committee adjusted the annual base salaries of the Named Executive Officers effective January 1, 2006. The Compensation Committee believes that the increases in salary for the Named Executive Officers provided an increase consistent with the Company’s financial condition, and were needed to keep the compensation levels of the Named Executive Officers competitive with the pay levels other community banks in the area provide for similar positions.
Adjustments in 2006 base salary were based upon each Named Executive’s annual performance review, an annual review of peer compensation, and the overall performance of the company. These adjustments are consistent with the Company’s salary budget which is approved by the compensation committee and becomes part of the overall budget approved annually by the Board of Directors.

The Company provides a reasonable level of personal benefits, and perquisites to one or more named executive officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each Named Executive Officer is included in column (h) as “all other compensation” in the Summary Compensation Table.
As part of its compensation program the Company has entered into an executive employment agreement with Mr. Oboy the Company’s CFO. This agreement provides for typical terms of employment and also provides that Mr. Oboy will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Agreements below for a more detailed description of these events. The Company believes that this agreement will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.
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Summary Compensation Table

						Change in Pension
						Value and
				Non-Equity		Nonqualified
Name and				Incentive Plan		Deferred	All Other
Principal				Compensation ($)	Option Awards	Compensation	Compensation
Position (a)	Year (b)	Salary ($) (c)	Bonus($) (d)	(e)	($) (f)	Earnings ($) (g)	($) (h)	Total ($) (i)
Philip W. Kinley, President and CEO (PEO) (1)	2006	$145,720	$10,810	-0-	-0-	$2,433	$19,263	$178,226
Scott A. Oboy, EVP and Chief Financial Officer (PFO) (2)	2006	$120,840	$7,728	-0-	$830	-0-	$15,894	$145,292
Bruce J. Beck, SVP (3)	2006	$93,701	$6,160	-0-	-0-	-0-	$14,260	$114,121
Mark D. Udin, SVP and Chief Operations Officer (4)	2006	$99,243	$5,439	-0-	$830	-0-	$4,788	$107,300
Shawn P. Keller, Chief Lending Officer (5)	2006	$85,720	$4,647	-0-	-0-	-0-	$21,504	$111,871

(1)	The salary figure of Mr. Kinley includes salary deferred under the Bank’s 401(k) Plan and fees for attendance at the Company’s Board of Director meetings. The amounts included in the “Bonus” column include $10,658 paid under the Company’s Performance Incentive Plan described above and $152 paid under the Company’s Holiday Bonus Plan, also described above. The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $4,392; (2) automobile allowance: $8,000; (3) the economic benefit of life insurance coverage provided for Mr. Kinley: $234; (4) Club dues paid for Mr. Kinley of $3,373; and (5) payment of health and dental premiums of $2,328 and $936 respectively.

(2)	The salary figure of Mr. Oboy includes salary deferred under the Bank’s 401(k) Plan and fees for attendance at the Company’s Board of Director meetings. The amounts included in the “Bonus” column include $7,576 paid under the Company’s Performance Incentive Plan described above and $152 paid under the Company’s Holiday Bonus Plan, also described above. The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $3,642; (2) automobile allowance: $8,400; (3) Club dues paid for Mr. Oboy of $588; and (4) payment of health and dental premiums of $2,328 and $936 respectively.

(3)	The salary figure of Mr. Beck includes salary deferred under the Bank’s 401(k) Plan and fees for attendance at the Company’s Board of Director meetings. The amounts included in the “Bonus” column include $5,998 paid under the Company’s Performance Incentive Plan described above and $162 paid under the Company’s Holiday Bonus Plan, also described above. The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $2,596; (2) automobile allowance: $8,400: and (3) payment of health and dental premiums of $2,328 and $936 respectively.
(Footnotes for table continued on next page.)

(4)	The salary figure of Mr. Udin includes salary deferred under the Bank’s 401(k) Plan and fees for attendance at the Company’s Board of Director meetings. The amounts included in the “Bonus” column include $5,277 paid under the Company’s Performance Incentive Plan described above and $162 paid in the Company’s Holiday Bonus Plan, also described above. The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $99; (2) automobile allowance: $1,200; (3) payment of health and dental premiums of $2,328 and $936 respectively; and (4) and club dues paid for Mr. Udin of $225.

(5)	The salary figure of Mr. Keller includes salary deferred under the Bank’s 401(k) Plan and fees for attendance at the Company’s Board of Director meetings. The amounts included in the “Bonus” column include $4,485 paid under the Company’s Performance Incentive Plan described above and $162 paid under the Company’s Holiday Bonus Plan, also described above. The amounts shown in the “All Other Compensation” column were derived from the following figures: (1) contributions by the Bank to its 401(k) Plan: $2,160; (2) automobile allowance: $7,200; (3) payment of health and dental premiums of $2,328 and $936 respectively, and (4) club dues paid for Mr. Keller of $8,880.
Grants of Plan-Based Awards

Option Awards:
		Number of	Exercise or Base
		Securities	Option Price of	Grant Date Fair
Name	Grant Date	Underlying Options	Option Awards ($)	Value of Stock and
(a)	(b)	(#) (c)	(d)	Option Awards (e)
Philip W. Kinley, President and CEO	-0-	-0-	N/A	N/A
Bruce J. Beck, Senior Vice President	-0-	-0-	N/A	N/A
Scott A. Oboy, EVP/CFO	01/01/06	1,000	$26.75	$4,160 (1)
Mark D. Udin, SVP/Chief Operations Off.	01/01/06	1,000	$26.75	$4,160 (1)
Shawn P. Keller Chief Lending Off.	-0-	-0-	N/A	N/A

(1)	Amount represents FAS 123R grant date value of option awards made during the fiscal year.
Narrative Explanation of Grants of Plan-Based Awards Table
The Shareholders of the Company approved the 1997 Commercial Bancshares, Inc. Stock Option Plan (the “Plan”) at the 1997 Annual Meeting of Shareholders. The Plan permits eligible executive officers of the Bank and Company an opportunity to acquire or increase their share ownership in the Company by granting them options to purchase common stock of the Company. The only stock options granted in 2006 to any of the named executive officers were 1,000 options granted to each of Mr. Oboy and Mr. Udin.

Outstanding Equity Awards at Fiscal Year and Year-End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised Options	Unexercised Options	Option Exercise	Expiration
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Date
Philip W. Kinley,		600	$22.75	01/01/2013
President and CEO	2,236	N/A	$24.55	01/01/2010
	4,950	N/A	$28.64	01/01/2009
	4,950	N/A	$23.64	01/01/2008
	2,475	N/A	$17.57	01/01/2007
Bruce J. Beck,		567	$22.75	01/01/2013
Senior Vice President	2,236		$24.55	01/01/2010
	4,950		$28.64	01/01/2009
	2,755		$23.64	01/01/2008
Scott A. Oboy, EVP/CFO	-0-	1,000	$26.75	12/31/2015
Mark D. Udin, SVP/Chief Operations Off.	-0-	1,000	$26.75	12/31/2015
Shawn P. Keller Chief Lending Officer	-0-	476	$22.75	01/01/2013
Narrative Explanation of Outstanding Equity Awards
The Named Executive Officers hold options to purchase the number of shares set forth above. The Plan, which had a ten-year term, expired on January 1, 2007. The Compensation Committee has not taken affirmative action to establish a new stock option plan and will review whether such a plan is an appropriate part of the Company’s compensation philosophy.
Option Exercises and Stock Vested Table

	Number of Shares Acquired on
Name	Exercise (#) (1)	Value Realized on Exercise ($)
Bruce J. Beck	465	$2,957

(1)	Mr. Beck acquired these 465 shares through a “cashless exercise” by exchanging 2,195 options with a strike price of $23.64 for the 465 shares with a value of $30.00 per share.

Pension Benefits

		Number of Years of	Present Value of	Payments During
Name	Plan Name	Credited Service (1) (#)	Accumulated Benefit (2) ($)	Last Fiscal Year
Philip W. Kinley, President and CEO	SERP	23	$31,560	-0-

(1)	The figures stated include years of service with the Bank alone until April 13, 1995, and with the Bank and Company since that date.

(2)	Represents actuarial net present value of the benefit arrangement provided to Mr. Kinley under the terms of his supplemental executive retirement plan. That agreement provides for the payment of 70% his final compensation, subject to certain vesting requirements including attainment of normal retirement age, for his life.
Narrative Explanation of Pension Benefits
In 1995, the Company adopted the supplemental executive retirement plan to provide certain executive officers with annual retirement benefits that will supplement those benefits available under the Bank’s qualified retirement plan. The goal of the Plan is to provide participants with benefits initially equaling seventy percent (70%) of the participating executive’s final annual pay. The Pension Benefits Table shows the estimated present value of the accumulated benefits payable to Mr. Kinley, the only participating Named Executive Officer, which would be paid as a single life annuity upon retirement.
All of a participating executive’s salary and bonus is taken into account in calculating final annual pay and benefits under the Plan. Other retirement income of the participant, such as social security and other retirement benefits provided by the Company and Bank, will be applied as offsets, reducing the target benefits derived by calculating the goal percentage. Income related to stock option exercises by a participating executive in the Company’s 1997 Stock Option Plan will not be taken into account in calculating benefits under the Plan. Annual benefits are indexed to the financial performance of an insurance policy and are designed to increase each year.
Benefits earned under the Plan do not become vested until the 6th year of employment with the Bank. The executive’s vesting increases 20 percent annually thereafter, reaching 100 percent vesting after 10 full years of continuous employment. The Bank has purchased a life insurance policy on Mr. Kinley’s life that is actuarially designed to offset the annual expense associated with the Plan. The Bank will, given reasonable actuarial assumptions, completely recover all Plan costs. Mr. Kinley is 100 percent vested in the Plan.
The death benefit for the executive is an endorsement of 80% of the net-at-risk life insurance portion of the life insurance policy purchased to recover the costs associated with this Plan. For the year 2006, expenses of $2,771 were accrued by the Bank to account for this obligation.

Deferred Compensation Plan
     The Company adopted the Commercial Savings Bank Deferred Compensation Plan, a nonqualified deferred compensation plan, effective as of January 1, 1999. All executive officers and directors of the Company are eligible to participate in this Plan, but currently only directors and no executive officers participate in the Plan. The purpose of the Plan is to permit participating directors and executive officers to voluntarily defer receipt of designated percentages or amounts of their compensation and/or director’s fees, and therefore defer taxation of deferred amounts. The deferred compensation is deposited in an irrevocable grantor trust and invested in common stock of the Company. The trustee purchases shares of the Company’s common stock on a quarterly basis. The price to be paid per share is the average of the high and low prices of the Company’s stock for the month prior to the date of purchase as quoted on the Over-the-Counter Bulletin Board. The trustee attempts to purchase the common stock on the open market at the determined price. Should the trustee be unable to purchase sufficient shares in the open market, authorized but unissued common stock of the Company may be purchased by the trust. Each participating director or executive officer is entitled to receive the shares accumulated by the trustee on their behalf at retirement, death, disability or upon a change in corporate control. In addition, a participating director or executive officer will also be entitled to receive their vested shares upon other termination of their service with the Company or in the event of an unforeseen emergency. The amounts accrued for directors in this Plan in 2006 are set forth above in the Director Compensation Table. As noted, no executive officers currently participate in the Plan.
Employment Agreements
     The Company entered into an employment agreement with Scott A. Oboy as of October 24, 2005. The agreement provides that Mr. Oboy will serve as Chief Financial Officer of the Company. The agreement had an original term that expired October 24, 2006, but is renewed automatically for an additional one year period unless either the Company or Mr. Oboy provides notice of nonrenewal at least 60 days prior to the expiration date, and subject to earlier termination as set forth in the agreement. Under the terms of the agreement, Mr. Oboy is entitled to his base salary and to participate in bonus plans existing or adopted by the Company or the Bank. In addition, the employment agreement provides for fringe benefits to Mr. Oboy including health, life and disability insurance, an automobile allowance, vacation, reimbursement of appropriate business expenses and additional items. In addition, the employment agreement provides that in the event of termination of Mr. Oboy by the Company without “cause” (as defined in the agreement), the Company will be responsible for payment of his continuing compensation for 12 months. The agreement provides that the Company may terminate Mr. Oboy for cause with no obligation to him after the date of termination. The agreement also contains a provision intended to protect Mr. Oboy in the event that there is a “change of control,” as defined in the agreement, in the Company. In the event of a change of control, in which Mr. Oboy is discharged or his position with the Company is significantly altered, the Company is obligated to pay Mr. Oboy his then current base pay for 18 months. The Board believes that this type of provision is appropriate to maintain Mr. Oboy in the employ of the Company and the Bank and to have him evaluate any proposed transaction in an objective manner for the benefit of the shareholders without concern for his personal situation. The employment agreement contains a covenant not to compete prohibiting Mr. Oboy from competing with the Company throughout the term of the employment agreement and for a period of 12 months after the termination of his employment.

Compensation Committee Report on Executive Compensation
     The compensation committee is responsible for discharging the responsibilities of the board with respect to the compensation of executive officers. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification.
     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2006 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2006 for filing with the SEC.
By the Compensation Committee of the Board of Directors:
Douglas C. Smith, Chairman
Daniel E. Berg
Michael A. Mastro
Richard A. Sheaffer
Section 16(A) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors to file reports of ownership and changes of ownership of Common Stock of the Company with the Securities and Exchange Commission. Officers and directors are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based upon written representations and copies of reports furnished to the Company by its officers and directors, all Section 16 reporting requirements applicable to the Company’s officers and directors during 2006 were satisfied on a timely basis with the exception of the following: Mr. Beck, one late report covering one transaction; Mr. Bremyer, one late report covering one transaction; Ms. Child, one late report covering one transaction; Mr. Dillon, one late report covering one transaction; Mr. Emerson, one late report covering one transaction; Ms. Grafmiller, one late report covering one transaction; Mr. Kimmel, one late report covering one transaction; Mr. Mastro, one late report covering one transaction; and Mr. Smith, one late report covering three transactions. Mr. Oboy and Mr. Udin were granted stock options in 2006 that were not reported during 2006. Those reports have now been filed. Mr. Kinnett did not file reports covering 3 transactions during 2006. A report has now been filed. Mr. Keller did not file a report covering one transaction in 2006. That report has now been filed.

Delivery of Security Holder Documents
     In order to reduce the Company’s costs and for your convenience, the Company is mailing one copy of the Company’s Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting to addresses that are shared by two or more holders of the Company’s common stock, unless contrary instructions were received by the Company prior to the mailing of proxy materials. Each account holder at an address is being sent a proxy ballot and return envelope for voting purposes.
     Upon your written or oral request, we will mail you a copy of the Company’s 2006 Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting. You may write to us at Commercial Bancshares, Inc., 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, Attention: Shareholder Relations, or contact us by telephone at (419) 294-5781.
     If there are two or more holders of the Company’s common stock at your address and you have received multiple copies of the Company’s 2006 Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting, you may contact us by mail or by telephone as provided above to request that only one copy of the Company’s Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting be sent to your address in the future.
Relationship with Independent Registered Public Accountants
     The Audit Committee of the Board of Directors has retained Plante & Moran PLLC (“Plante & Moran”) as the Company’s independent registered public accounting firm for 2007. A representative of Plante & Moran will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from those in attendance.
     The services performed by Plante & Moran in 2005 and 2006 were pre-approved in accordance with pre-approval policies and procedures established by Company’s Audit Committee. These policies describe the permitted audit and non-audit services that this firm may perform. They require that at the beginning of each fiscal year a description of the services expected to be performed in the fiscal year be presented to the Audit Committee for approval.
Voting Procedures
     All votes will be tabulated by the inspectors of election appointed for the Meeting. The presence in person or by proxy of a majority of the outstanding common shares of the Company entitled to vote at the meeting constitutes a quorum at the Meeting. Abstentions and broker nonvotes will be counted for purposes of determining the presence of a quorum.
     The four (4) nominees for director who receive the largest number of votes cast “For” will be elected as directors. Shares represented at the Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

Other Business
     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for Shareholder action at the Meeting, the persons named in the enclosed form of proxy shall vote the shares represented thereby in accordance with their best judgment.
Availability of Annual Report on Form 10-K
     A copy of the Company’s annual report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission for the year 2006 will be provided to you, without charge, upon written request. To obtain a copy please write to Stephanie Ogg, Shareholder Relations, Commercial Bancshares, Inc., 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351.
Shareholder Communications with the Board of Directors
     The Company and Board of Directors welcome communication from shareholders and other interested persons. Communications may be made by writing to the Chairman of the Board, c/o Bruce J. Beck, Corporate Secretary, Commercial Bancshares, Inc., 118 S. Sandusky Avenue, Upper Sandusky, Ohio 43351. A copy of the written communications will also be forwarded to the Company’s CEO. If the Chairman and CEO determine that such communications are relevant to the Company’s operations and policies, such communications will be forwarded to the proper committee of the Board of Directors, or to the entire Board of Directors.
Shareholder Proposals for Next Annual Meeting
     Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2008 Annual Meeting, they must be received by the Company no later than November 16, 2007. Such proposals should be directed to Commercial Bancshares, Inc., Attention: Bruce J. Beck, Senior Vice President and Secretary, 118 S. Sandusky Avenue, Upper Sandusky, Ohio 43351. Any shareholder who intends to propose any other matter to be acted upon at the 2008 Annual Meeting of Shareholders must inform the Company not later than January 30, 2008. If notice is not provided by that date, the persons named in the Company’s proxy for the 2008 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2008 Annual Meeting.

     In order to make a director nomination at a shareholder meeting it is necessary that you notify Commercial Bancshares, Inc. no fewer than 45 nor more than 90 days in advance of the meeting. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations.
     A copy of the Company’s 2006 Annual Report is being delivered with this Proxy Statement.
By Order of the Board of Directors
Bruce J. Beck
Secretary
Dated March 21, 2007
     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

COMMERCIAL BANCSHARES, INC.
118 South Sandusky Avenue
Upper Sandusky, Ohio 43351
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
APRIL 11, 2007. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned, having received notice of the Annual Meeting (the “Meeting”) of Shareholders of Commercial Bancshares, Inc., an Ohio corporation (the “Company”), to be held at 4:30 p.m. local time on Wednesday, April 11, 2007, hereby designates and appoints Daniel E. Berg, Stanley K. Kinnett, and Michael A. Shope, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, without par value, of the Company held of record by the undersigned on February 16, 2007, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting or any adjournment thereof.
     Election of Directors. To elect the following four (4) nominees as Class I Directors: Edwin G. Emerson, Deborah J. Grafmiller, Michael A. Mastro and Douglas C. Smith.
                      FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)
                      WITHHOLD AUTHORITY FOR ALL NOMINEES
IF YOU WISH TO WITHHOLD AUTHORITY FOR INDIVIDUAL NOMINEE(S), ENTER THE NAME(S) ON THIS LINE:

     The Board of Directors unanimously recommends a vote FOR election of the named nominees.
     This Proxy will be voted (1) as directed on the matters listed above; (2) in accordance with the Directors’ recommendation where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other business that may properly come before the Meeting or any adjournment thereof.
     The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting and voting in person. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.
     Please sign the Proxy as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.

Dated:

Printed Name of Shareholder

Signature of Shareholder

Signature of Shareholder (if held jointly)
PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY.